UNITED STATES
SECURITIES EXCHANGE COMMISSION
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Philadelphia Consolidated Holding Corp.

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On July 23, 2008, Tokio Marine Holdings, Inc. is making an investor presentation in Japan. The text of the material is as follows. Philadelphia Consolidated Holding Corp. is participating in a portion of the presentation.

Acquisition of Philadelphia Consolidated Holding Corp. July 23, 2008 Tokio Marine Holdings, Inc. President: Shuzo Sumi

Disclaimer Cautionary Statement Regarding Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking statements." Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include those referred to in Philadelphia Consolidated Holding Corp's filings with the U.S. Securities and Exchange Commission (the "SEC"), as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Philadelphia Consolidated Holding Corp.; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. Tokio Marine Holdings, Inc. assumes no obligation to update the information in this presentation, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed acquisition of Philadelphia Consolidated Holding Corp. by Tokio Marine Holdings, Inc. In connection with the proposed acquisition, Philadelphia Consolidated Holding Corp. intends to file relevant materials with the SEC, including Philadelphia Consolidated Holding Corp's proxy statement on Schedule 14A. STOCKHOLDERS OF PHILADELPHIA CONSOLIDATED HOLDING CORP. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING PHILADELPHIA CONSOLIDATED HOLDING CORP'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and Philadelphia Consolidated Holding Corp. stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Philadelphia Consolidated Holding Corp. Such documents are not currently available. Participants in Solicitation Tokio Marine Holdings, Inc. and Philadelphia Consolidated Holding Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Philadelphia Consolidated Holding Corp. common stock in respect of the proposed transaction. Information about the directors and executive officers of Philadelphia Consolidated Holding Corp. is set forth in the proxy statement for Philadelphia Consolidated Holding Corp's 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2008. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Contents 1. Transaction summary 2. Strategic rationale 3. Overview of Philadelphia Consolidated 4. Commitment of management 5. Joint initiatives toward future growth 6. Valuation, financial impact and dividend and share buyback policy Appendix 1: 1H 2008 Financial Results of Philadelphia Consolidated Appendix 2: Additional Information of Philadelphia Consolidated In this presentation, Philadelphia Consolidated means Philadelphia Consolidated Holding Corp. except for where special note(s) is (are) added.

1. Transaction Summary Transaction Rationale at a Glance Transaction allows the Tokio Marine Group to establish a significant presence in the U.S, the world's largest insurance market. Transaction leads Tokio Marine to significant expansion of revenues and profits of the international insurance business. Transaction creates expansion of profits of Tokio Marine Group and a global portfolio well-balanced between domestic, developed and emerging markets. Acquisition of Philadelphia Consolidated is a decisive step in Tokio Marine's expansion of international business to shape a world class insurer. Philadelphia Consolidated is a premier company highly sought by many including Tokio Marine but previously unattainable. Philadelphia Consolidated, in combination with Kiln (acquired March 2008), provides a strong presence in both of the U.S. P&C and London insurance markets. Philadelphia Consolidated builds a solid base of international business for sustainable organic growth of the entire Tokio Marine Group.

1. Transaction Summary Philadelphia Consolidated Excellent strategic fit One of the best performers in the U.S. P&C market through all cycles Consistently achieved superior growth and profitability since its foundation in 1962 Focus on targeted markets in specialty and commercial line Most business not exposed to the economic cycle Innovative products and strong proactive marketing Very experienced leadership team Nationwide network in the U.S. Well-established culture of growth and profitability - Driven to win Philadelphia Consolidated is a best fitted company for Tokio Marine's international growth

1. Transaction Summary Transaction Terms Transaction Consideration per Share Consideration Details Aggregate Consideration $61.50 per fully diluted share Expected Closing Date Approvals All cash acquisition of 100% of Philadelphia Consolidated's outstanding shares Employment agreements with key management Voting agreements from key founding family shareholders $4.7 billion - Tokio Marine Group cash on hand, together with borrowings, including non-convertible bond issuance, to be repaid largely by the sale of equity holdings of Tokio Marine & Nichido Fire. Fourth quarter 2008 Customary regulatory approvals and Philadelphia Consolidated's shareholder vote

FY 2008 (Forecast) Tokio Marine plans to triple its FY 2005 group adjusted earnings of JPY 138.7B by FY 2015. Expansion of international insurance business is a driving force for our growth strategy. Domestic Non-Life Domestic Life International Insurance Business Asset Management and Other Non-insurance Business FY 2005 results 2006-2008 mid-term corporate strategy aims to expand the following 4 business domains and to achieve a better balanced profit expansion. 2. Strategic Rationale Mid-to-long Term Corporate Strategy of the Tokio Marine Group Domestic Non-Life 65% Domestic Life 25% International Insurance Business 6% Asset Management and Other Non-insurance Business 4% Domestic Non-Life 52% Domestic Life 26% International Insurance Business 21% Asset Management and Other Non-insurance Business 1% by FY 2015 Domestic Non-Life 40-45% Domestic Life 20-25% International Insurance Business 20-25% Asset Management and Other Non-insurance Business approx. 10%

2. Strategic Rationale Establish a significant presence in the U.S Geographical Distribution of Global P&C Premium (2007) Historical U.S. P&C market size and growth rate (Direct Premiums Written) Asia 7% Other 3% Japan 6% EU 35% U.S. 39% Canada/Central and South America 6% Other Europe^^^ 4% (Unit: $ in billions) The U.S. P&C market is the largest in the world with the size of approx. $493 B. Expected to grow in the mid-to-long term with the growth of its population and economy (Source: Swiss Re, sigma) (Source: A.M. Best, Best's Aggregates & Averages) '97-'06 CAGR 6.0% CAGR: Compound Average Growth Rate Acquisition of Philadelphia Consolidated enables Tokio Marine to significantly enhance its platform for commercial-line business in the U.S.

2. Strategic Rationale International expansion of revenue and profits Pro-forma Basis Approx. JPY 740B JPY 547.3B Approx. JPY 195B up 35%up Net Premiums Written of International Business Adjusted Earnings of International Business Pro-forma Basis Approx. JPY 62B JPY 31.7B Acquisition of Philadelphia Consolidated leads to significant expansion of revenue and profits of the international business Before Acquisition (*1) The contribution of Philadelphia Consolidated is based on simulation using 2008 forecasts, while its profit/loss will be consolidated with Tokio Marine's financial statement from FY 2009. Figures of Philadelphia Consolidated are based on its own forecast. (*2) Adjusted Earning: an indicator that makes pure profits/losses for the period clear by eliminating the effects of investment exclusive to the Japanese P&C insurance business as well as deducting factors such as realized gains/losses and unrealized losses of assets. Amortization of goodwill is not included. (Please refer to our website for further detail.) (*3) Tokio Marine figures are converted into JPY by exchange rates at the end of 2007(e.g. $1=JPY 114.15). After Acquisition Approx. JPY 30B up 95%up Before Acquisition After Acquisition Simulation using 2008 Figures (pro forma basis)

2. Strategic Rationale

Expansion of profits of Tokio Marine Group and create a well-balanced global portfolio

Philadelphia Consolidated enables Tokio Marine to significantly increase its international business which has higher growth potential

Adjusted Earnings and ROE of Tokio Marine Group Simulation using 2008 Figures (pro forma basis)

Before Acquisition



International Insurance Business 21%
Asset Management and Other Non-insurance Business 1%
Adjusted Earnings
Tokio Marine Group Total
JPY 146.5B
Domestic Life Insurance 26%
Domestic Non Life Insurance 52%

ROE (adjusted earnings basis): 4.1%

20% up

After Acquisition



International Insurance Business 35%
Asset Management and Other Non-insurance Business 1%
Adjusted Earnings
Tokio Marine Group Total
Approx. JPY 176.5B
Pro-forma Basis
Domestic Life Insurance 21%
Domestic Non Life Insurance 43%

ROE (adjusted earnings basis): 4.9% (pro forma basis)

(*1) Kiln's profit/loss is consolidated with Tokio Marine's financial statement from FY 2008.
(*2) Tokio Marine figures are converted into JPY by exchange rates at the end of 2007(e.g. $1=JPY 114.15).

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PHILADELPHIA INSURANCE COMPANIES

2. Strategic Rationale

Expansion of profits of Tokio Marine Group and create a well-balanced global portfolio

Acquisition of Philadelphia Consolidated brings greater geographic balance to its international portfolio

Net Premium Written of International Insurance Business
Simulation using 2008 Figures (pro forma basis)

Before Acquisition of Philadelphia Consolidated:
JPY 547.3B



Reinsurance 13%
North & Central America 12%
Europe/ Middle East 19%
(Kiln: 15%)
Asia/Oceania 24%
South America 32%

After Acquisition of Philadelphia Consolidated:
Approx. JPY 740B



Europe/Middle East 14% (Kiln 11%)
Reinsurance 9%
North & Central America 35% (Philadelphia Consolidated 27%)
Asia/Oceania 18%
South America 24%

(*1) Kiln's profit/loss is consolidated with Tokio Marine's financial statement from FY 2008.

(*2)Tokio Marine figures are converted into JPY by exchange rates at the end of 2007(e.g. $1=JPY 114.15).

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3. Overview of Philadelphia Consolidated Philadelphia Consolidated - Competitive Advantages Founded in 1962, based in Bala Cynwyd, in the suburbs of Philadelphia, PA 47 Offices in the US, 1400 Employees Chairman James J. Maguire and CEO James J. Maguire, Jr. <Competitive Advantages> Capital strength A+ ("Superior") rating from A.M. Best and A1 rating from Moody's Differentiated business model Focus on targeted commercial markets Value added products Superior product development capabilities cater to targeted markets Focus on short tail business (minimal long tail business) Diverse distribution practices Superior marketing expertise leverages a wide variety of channels such as direct sales, brokers, core agents (Preferred Agents), prospective core agents (Firemark Agents), and the Internet. Disciplined operations Prudent, process-focused underwriting with strong IT platform Proven track records of experienced management since its foundation Stable management with significant presence of the founder's family Average tenure of senior management employees with Franklin is 17 years Philadelphia Consolidated, a clearly focused insurer with specialized expertise, provides Tokio Marine with a rare opportunity to operate competitively in the US

3. Overview of Philadelphia Consolidated Philadelphia Consolidated's network across the U.S. Philadelphia Consolidated's significant US presence will afford Tokio Marine a strong base of operations 47 offices in 13 regions covering the U.S. Direct sales organization initiates proactive risk selection 13,000 broker relationships 217 Preferred Agents 505 Firemark Agents (prospective preferred agents) Local Underwriting/Claims Networked via web-based software Home Office Northeast Region Florida Region Central Region Sunbelt Region Western Region North Central Region South West Region Liberty American Personal Lines Division Ohio Valley Region Rocky Mt. Region Mid-Atlantic Region Hawaii Northwest Region Metro Region Southeast Region Gillingham & Associates Home Office Regional Office Field Office

3. Overview of Philadelphia Consolidated Superior growth and profitability (Unit: $ in millions) Historical Net Income ** (1997-2007) CAGR (1997-2007) 34.5% (US P&C Insurance industry Average: 7.4%) Philadelphia Consolidated has the proven ability to deliver consistent premium growth and profits throughout the cycle Historical Net Premiums Written (1997-2007) CAGR (1997-2007) 29.3% (US P&C Insurance industry Average: 4.7%) Return on Equity (1998-2007 Average) ** (Unit: $ in millions) Source: Philadelphia Consolidated's annual reports; Property-Casualty Forecast & Analysis Second Quarter 2008 (c) 2008 Conning Research & Consulting, Inc. (tm). Philadelphia Consolidated Industry Average 16.6% 7.8%

3. Overview of Philadelphia Consolidated Superior underwriting performance Loss and LAE Performance (1997-2007)* Combined Ratio Performance (1997-2007)* Culture of disciplined underwriting, product development and loss control has allowed Philadelphia Consolidated to consistently beat the industry averages of both loss ratio and combined ratios Source: Philadelphia Consolidated's Annual Report and A.M.Best Best's Aggregates & Averages * Figures are on a statutory basis.

4. Commitment of management Employment agreements with key management including retention package Substantial personal investment in Tokio Marine Holdings stock by Philadelphia Consolidated's Chairman and significant personal investment by executive management Exchange of board members between Philadelphia Consolidated and Kiln Participation in International Strategic Committee

5. Joint initiatives toward future growth Expand growth of Philadelphia Consolidated's business in U.S., supported by the Tokio Marine's superior credit ratings and financial strength. - Accelerate expansion of high-quality portfolios by utilizing Tokio Marine's capital strength. - Improved efficiency of Philadelphia Consolidated's ceded reinsurance by utilizing the Tokio Marine's capacity. Transfer Philadelphia Consolidated's business model to non-US markets - Canada, Central and South America Formation of joint projects with Kiln - Establish International Strategic Committee to formulate international strategies for further growth and profits by integrating strengths of Kiln and Philadelphia Consolidated. Cross-sell Kiln's specialist products through Franklin's distribution channels of 47 offices across the U.S. and make Philadelphia Consolidated's products for specialized commercial sectors available in Europe. Tokio Marine Holdings Kiln Philadelphia Consolidated International Strategic Committee Strengths Superior credit ratings Financial strength Underwriting capacity Global network Strengths - Product development capabilities focused on targeted commercial markets - Disciplined underwriting operations - Marketing skills utilizing variety of distribution channels Strengths Sophisticated underwriting expertise Prestigious brand in the Lloyd's market Unique product offering

6. Valuation , Financial Impact and Dividend and Share Buyback Policy Our valuation is based upon fundamental analysis. This represents a premium to the last twelve months average share price of 66.5%. When compared to the last full calendar year of trading, 2007 being a calmer period in financial markets, it represents a premium of 46.8%. Impact on the financial results of the Tokio Marine Group: Profits of Philadelphia Consolidated will be consolidated into the Tokio Marine Group's financial statements from FY 2009. <Simulation using 2008 figures (pro forma basis)> Adjusted Earnings: Increase from JPY 146.5B to JPY 176.5B (approx. JPY 30B, or 20% up) (not included amortization of goodwill) ROE (Adjusted Earnings Basis): Improve from 4.1% to approx. 4.9% (approx 0.8% up) No change to our dividend and share buy back plans for FY 2008. We will announce our next capital strategy plan, including share buybacks, for 2009 onwards later this year.

Appendix 1: 1H 2008 Financial Results of Philadelphia Consolidated - Second Quarter & Year-to Date Highlights - Commercial Lines Segment - Specialty Lines Segment (Professional / Management Liability)

Philadelphia Consolidated Second Quarter & Year-to- Date Highlights (Dollars in millions, except per share data) QTD 2008 YTD 2008 Gross Written Premiums $445.3 $888.4 Net Earned Premiums $393.0 $772.4 Net Investment Income $32.3 $64.3 Net Income $52.9 $115.6 After Tax Realized Investment Gain (Loss) $(7.5) $(14.9) Loss & LAE Ratio 56.8% 54.0% Expense Ratio 29.4% 29.7% Combined Ratio 86.2% 83.7% Diluted Earnings Per Share $0.73 $1.59 After Tax Realized Investment Gain (Loss) Per Share $(0.10) $(0.20) Diluted Operating Earnings Per Share $0.83 $1.79

Philadelphia Consolidated Commercial Lines Segment 2002 2003 2004 2005 2006 2007 YTD 2008 QTD 2Q07 QTD 2Q08 473 662.3 874 960.3 1169.4 1388.2 723 321.9 364.6 CAGR 2002-2007 = 24.0% 13.3% Q/Q Growth 14.2% Y/Y Growth

Philadelphia Consolidated Specialty Lines Segment (Professional/Management Liability) 2002 2003 2004 2005 2006 2007 YTD 2008 QTD 2Q07 QTD 2Q08 110.2 154.1 184.4 205.3 227.6 245.2 134.3 60 65.2 CAGR 2002-2007 = 17.3% 8.7% Q/Q Growth 11.3% Y/Y Growth

Appendix 2: Additional Information of Philadelphia Consolidated - Organization Chart - Experienced Management Team - Income Statement - Balance Sheet

Appendix

Philadelphia Consolidated Organizational Chart

- Philadelphia Consolidated's companies include four statutory entities, 7 service companies and an investment company
  - All subsidiaries are owned 100%

Philadelphia Consolidated Organizational Chart


Philadelphia Consolidated Holding Corp.
Maguire Insurance Agency, Inc.
Philadelphia Indemnity Insurance Company
Philadelphia Insurance Company
Liberty American Insurance Group, Inc.
PCHC Investment Corp.
Gillingham and Associates, Inc.
J Maguire Brokerage
Liberty American Premium Finance Company
Liberty American Insurance Services, Inc.
Liberty American Insurance Company
Liberty American Select Insurance Company
Liberty American Insurance Agency, Inc
Holding Company
Statutory Company
Service Company
Investment Company

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PHILADELPHIA INSURANCE COMPANIES

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Experienced Management Team Name Position Comment James J. Maguire Chief Executive Officer, President & Director Served as CEO since 2002 and President since 1999. Before Philadelphia Consolidated, he served as Assistant Vice President of Underwriting at American International Group, Inc. James J. Maguire, Jr. Chairman & Founder He has served as Chairman of Philadelphia Consolidated since its foundation. He has also served as President until 1999 and CEO until 2002. He brings over 40 years of experience in the insurance industry. Sean Sweeney Chief Marketing Officer, Executive Vice President & Director Has served as Executive Vice President since 1998 and Director of Marketing since 1987. He joined Philadelphia Consolidated in 1979 when he served as regional Vice President, regional sales Manager and sales representative. Craig P. Keller Chief Financial Officer & Executive Vice President Joined Philadelphia Consolidated as VP and CFO in 1992. He was previously employed by Reliance Insurance Group, Inc. where he served several financial roles including Assistant Vice President. He is also a Certified Public Accountant. Christopher J. Maguire Chief Operating Officer, Chief Underwriting Officer & Executive Vice President Joined Philadelphia Consolidated in 1987. He has served many roles throughout the company in his 21 year career including Assistant Vice President and various underwriting positions.

Philadelphia Consolidated Income Statement Historical Income Statement Appendix Figures are on a U.S. GAAP basis.

Philadelphia Consolidated Balance Sheet Historical Balance Sheet Appendix Figures are on a U.S. GAAP basis.

Name: Joe Barnholt Title: Assistant Vice President, Investor Relations Phone: 1-610-617-7626 Email: jbarnholt@phlyins.com Company Contacts Appendix Tokio Marine Holdings, Inc. Philadelphia Consolidated Name: Toshihiko Aizawa Title: General Manager and Group Leader, Corporate Communications and Investor Relations Group, Corporate Planning Department (Tokio Marine Holdings) Phone: +81-3-6212-3422 Email: toshihiko.aizawa@tokiomarinehd.com